                                                                   Exhibit 23.05

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in Registration Statement No. 333-24483 of Cardinal Health, Inc. on Form S-3 and Registration Statements No. 33-20895, No. 33-38021, No. 33-38022, No. 33-42357, No. 33-52535, No.
33-52537, No. 33-52539, No. 33-63283-01, No. 33-64337, No. 333-01927-01, No.
333-11803-01, No. 333-21631-01, No. 333-21631-02, No. 333-30889-01, No.
333-56655-01, No. 333-72727, No. 333-71727 and No. 333-68819-01 of Cardinal
Health, Inc. on Form S-8 of our report dated March 16, 1999, relating to the Allegiance Corporation consolidated financial statements, appearing in this Current Report on Form 8-K/A of Cardinal Health, Inc.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


Chicago, Illinois
March 16, 1999